Exhibit 3.1

CERTIFICATE OF LIMITED PARTNERSHIP

OF

Macquarie Energy Transition Infrastructure Fund, L.P.

The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. §§ 17-101 et seq., hereby certifies as follows:

FIRST. The name of the limited partnership formed hereby is Macquarie Energy Transition Infrastructure Fund, L.P. (the “Partnership”).

SECOND. The address of the Partnership’s registered office in the State of Delaware is c/o Corporation Trust Company, 1209 Orange St, Wilmington, Delaware 19808. The name and address of the Partnership’s registered agent for service of process on the Partnership is Corporation Trust Company, 1209 Orange St, Wilmington, Delaware 19808.

THIRD. The name and mailing address of the general partner of the Partnership is as follows:

METI GP, LLC
660 Fifth Avenue
New York, NY 10103

IN WITNESS WHEREOF, the undersigned general partner of the Partnership, has caused this Certificate of Limited Partnership to be duly executed as of the 30th day of October, 2024.

METI GP, LLC

By:	/s/ Yoma Ejoh
Name:	Yoma Ejoh
Title:	Authorized Person